EXHIBIT 5.1

GOOLEY GODWARD
COOLEY GODWARD CASTRO HUDDLESON & TATUM

                            ATTORNEYS AT LAW                   San Francisco, CA
                                                               415 693-2000

                                                               Menlo Park, CA
                            Five Palo Alto Square              415 843-5000
                            3000 El Camino Real
                            Palo Alto, CA 94306-2155           San Diego, CA
                            MAIN 415 843-5000                  619 550-6000
                            FAX 415 857-0663
                                                               Boulder, CO
                            WEB http://www.cooley.com          303 546-4000

                            ANDREI M. MANOLIU                  Denver, CO
                            Direct: (415) 843-5048             303 606-4800
                            Internet: manoliuam@cooley.com



September 5, 1996

Electronics for Imaging, Inc.
2855 Campus Drive
San Mateo, CA 94403

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Electronics for Imaging, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 950,000 shares of the Company's Common Stock, $0.01 par value, (the "Shares") pursuant to the 1990 Stock Plan.

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 1990 Stock Plan will be validly issued, fully-paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

/s/ Andrei M. Manoliu
Andrei M. Manoliu

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